Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-64094, 33-64278 and 33-93106 of Express Scripts, Inc. of our report dated February 7, 1997, appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

 /s/ Price  Waterhouse LLP
PRICE WATERHOUSE LLP
St. Louis, Missouri
March 26, 1997